Exhibit 99.1

ENERGY TRANSFER PARTNERS ANNOUNCES

PRICING OF $2.5 BILLION OF SENIOR NOTES

DALLAS—(BUSINESS WIRE)—Mar. 6, 2015— Energy Transfer Partners, L.P. (NYSE: ETP) today announced the pricing of $1.0 billion aggregate principal amount of its 4.050% senior notes due 2025, $500 million aggregate principal amount of its 4.900% senior notes due 2035 and $1.0 billion aggregate principal amount of its 5.150% senior notes due 2045, at a price to the public of 99.918%, 99.810% and 99.772%, respectively, of their face value. The sale of the senior notes is expected to settle on March 12, 2015, subject to customary closing conditions. ETP intends to use the net proceeds of approximately $2.476 billion from this offering to repay borrowings outstanding under ETP’s revolving credit facility, to fund growth capital expenditures and for general partnership purposes.

Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC are acting as joint book-running managers for the offering. The offering is being made by means of a prospectus and related prospectus supplement, copies of which may be obtained from the following addresses:

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: (800) 831-9146

RBC Capital Markets, LLC

Attn: DCM Transaction Management

200 Vesey Street, 8th Floor

New York, New York 10281

Telephone (866) 375-6829

UBS Securities LLC

Attn: Prospectus Dept.

299 Park Avenue

New York, New York 10171

Telephone: (888) 827-7275

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by ETP with the SEC.

Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently owns and operates approximately 35,000 miles of natural gas and natural gas liquids pipelines. ETP owns 100% of Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP owns 100% of Sunoco, Inc. and 100% of Susser Holdings Corporation. Additionally, ETP owns the general partner, 100% of the incentive distribution rights and approximately 43% of the limited partner interests in Sunoco LP (formerly Susser Petroleum Partners LP) (NYSE: SUN), a wholesale fuel distributor and convenience store operator. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.

Statements about the offering may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETP, and a variety of risks that could cause results to differ materially from those expected by management of ETP. Important information about issues that could cause actual results to differ materially from those expected by management of ETP can be found in ETP’s public periodic filings with the SEC, including its Annual Report on Form 10-K. ETP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Source: Energy Transfer Partners, L.P.

Investor Relations:

Energy Transfer

Brent Ratliff, 214-981-0700

or

Media Relations:

Granado Communications Group

Vicki Granado, 214-599-8785

214-498-9272 (cell)